                                                                     Exhibit 5.1


                       [Choate, Hall & Stewart Letterhead]




                                                              August 22, 2001



Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146

Ladies and Gentlemen:

         This opinion is delivered in connection with the filing of a registration statement on Form S-4, File No. 333-_____ (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $350,000,000 aggregate principal amount of the Company's 8.25% General and Refunding Mortgage Bonds, Series A, due June 1, 2011 (the "New Bonds"), in connection with an offer by the Company to issue the New Bonds in exchange for the Company's 8.25% General and Refunding Mortgage Bonds, Series A, due June 1, 2011, that are currently outstanding in the same aggregate principal amount (the "Old Bonds"), as described in the Registration Statement. The New Bonds are to be issued pursuant to a General and Refunding Mortgage Indenture dated as of May 1, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of May 1, 2001 (the "Supplemental Indenture") between the Company and the Trustee.

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         As counsel for the Company, we advise you as follows:

         The Company is a corporation duly organized and legally existing under the laws of the State of Nevada.

Nevada Power Company
August 22, 2001
Page 2


         When the following steps shall have been taken, the New Bonds will be valid, legal and binding obligations of the Company:

         (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

         (b) Execution and filing with the Trustee of the proper papers with respect to the New Bonds; and

         (c) Issuance and delivery of the New Bonds in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture (including the Supplemental Indenture).

         We are of the opinion that the information contained in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to holders of the New Bonds upon their exchange of the Old Bonds for the New Bonds as contemplated in the Registration Statement.

         Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion of Messrs. Woodburn and Wedge of Reno, Nevada, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to such firm.

         We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             /s/ Choate, Hall & Stewart

                                             CHOATE, HALL & STEWART